Exhibit 99

Investor News	NYSE:PEG

For further information, contact:

•Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
•Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
•Yaeni Kim, Sr. Investor Relations Analyst	Phone: 973-430-6596

PSEG POWER ANNOUNCES EXCHANGE OFFER

(March 29, 2010—Newark, NJ) – PSEG Power LLC (“PSEG Power”), a wholly-owned subsidiary of Public Service Enterprise Group Incorporated (NYSE: PEG), announced today that it has commenced an offer to eligible holders to exchange up to $250,000,000 of its outstanding 7.75% Senior Notes due 2011 (the “old notes”) held by them for its newly-issued 5.125% Senior Notes due 2020 (the “new notes”), fully and unconditionally guaranteed by PSEG Power’s three principal operating subsidiaries (the “subsidiary guarantees”), plus a cash payment, the complete terms and conditions of which are set forth in a confidential offering memorandum dated March 29, 2010 (the “offering memorandum”) and the related letter of transmittal (the “exchange offer”). As of today, there are $800,000,000 aggregate principal amount of old notes outstanding.

The following is a brief summary of certain key elements of the exchange offer:

•	The exchange offer will expire at midnight, New York City time, on April 26, 2010, unless extended (the “expiration date”).

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Eligible holders who validly tender and who do not validly withdraw old notes at or prior to 5:00 p.m., New York City time, on April 12, 2010, unless extended (the “early participation date”), and whose tenders are accepted for exchange by PSEG Power, will receive the “total exchange price” for each $1,000 principal amount of old notes, which will be payable in the forms of consideration described below.

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The “total exchange price” for the old notes will be based on a pricing formula using the bid-side yield on the 0.875% U.S. Treasury Security due 3/31/2011 plus a fixed spread of 35 basis points and will be calculated at 2:00 p.m., New York City time, on April 12, 2010 (the “pricing time”).

•	The total exchange price will be inclusive of an “early participation payment” of $30.00 per $1,000 principal amount of old notes tendered and accepted for exchange by PSEG Power.

•	For each $1,000 principal amount of old notes tendered and accepted for exchange by PSEG Power, the total exchange price will be payable in the following forms of consideration:

•	cash in an amount equal to 25% of the total exchange price, plus

•	a principal amount of new notes having a value, determined as set forth below, equal to 75% of the total exchange price.

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The principal amount of new notes to be issued as described above will equal 75% of the “exchange ratio” multiplied by $1,000. The “exchange ratio” will be the ratio determined by dividing the total exchange price by the “new notes value”, which will be based on a pricing formula using the bid-side yield on the 3.625% U.S. Treasury Security due 2/15/2020 plus a fixed spread of 130 basis points and will be calculated at the pricing time.

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Eligible holders who validly tender old notes after the early participation date but at or prior to the expiration date, and whose tenders are accepted for exchange by PSEG Power, will receive the total exchange price minus the early participation payment, determined as set forth in the offering memorandum.

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Tenders of old notes in the exchange offer may be validly withdrawn at any time at or prior to the early participation date provided that PSEG Power may extend the early participation date without extending the deadline by which old notes tendered in the exchange offer may be validly withdrawn, unless required by law. Old notes tendered after the early participation date may not be withdrawn, except where additional withdrawal rights are required by law (as determined by PSEG Power in its sole discretion).

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The new notes will constitute a further issuance of, and will form a single series with, the 5.125% Senior Notes due 2020 that we expect to issue on April 5, 2010 in the aggregate principal amount of $250,000,000 (the “original 2020 notes”).

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The new notes will mature on April 15, 2020 and will bear interest at a fixed rate of 5.125% per year. Interest on the new notes will accrue from April 5, 2010 and will be payable semi-annually, in arrears, on April 15 and October 15 of each year, beginning October 15, 2010.

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Consummation of the exchange offer is subject to a number of conditions, including a “qualified reopening condition” as set forth in the offering memorandum, the issuance of the original 2020 notes and the absence of certain adverse legal and market developments.

•	PSEG Power will not receive any cash proceeds from the exchange offer.

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If more than $250,000,000 aggregate principal amount of the old notes are validly tendered and not validly withdrawn, PSEG Power will only accept for exchange old notes in an aggregate principal amount of up to $250,000,000 on a pro rata basis among the tendering holders.

If and when issued, the new notes and the subsidiary guarantees will not have been registered under the Securities Act of 1933 or any state securities laws. The new notes and subsidiary guarantees may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. PSEG Power will enter into a registration rights agreement with respect to the new notes and the original 2020 notes (and the subsidiary guarantees).

The exchange offer is only made, and copies of the exchange offer documents will only be made available, to a holder of old notes who has certified in an eligibility letter certain matters to PSEG Power, including its status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 or that it is a person other than a “U.S. person” as defined in Rule 902 under the Securities Act of 1933.

This press release does not constitute an offer or an invitation by PSEG Power to participate in the exchange offer in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, but are not limited to:

•	Adverse changes in energy industry, law, policies and regulation, including market structures and rules, and reliability standards.

•	Changes in federal and state environmental regulations that could increase our costs or limit operations of our generating units.

•	Changes in nuclear regulation and/or developments in the nuclear power industry generally, that could limit operations of our nuclear generating units.

•	Actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units at the same site.

•	Any inability to balance our energy obligations, available supply and trading risks.

•	Any deterioration in our credit quality.

•	Availability of capital and credit at commercially reasonable terms and our ability to meet cash needs.

•	Any inability to realize anticipated tax benefits or retain tax credits.

•	Changes in the cost of or interruption in the supply of fuel and other commodities necessary to the operation of our generating units.

•	Delays or unforeseen cost escalations in our construction and development activities.

•	Increase in competition in energy markets in which we compete.

•	Adverse performance of our decommissioning and defined benefit plan trust fund investments, and changes in discount rates and funding requirements.

•	Changes in technology and increased customer conservation.

For further information, please refer to our Annual Report on Form 10-K, including Item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this press release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Public Service Enterprise Group (NYSE:PEG) is a publicly traded diversified energy company with annual revenues of more than $12 billion, and three principal subsidiaries: PSEG Power, Public Service Electric and Gas Company (PSE&G) and PSEG Energy Holdings.

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